UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
March 27, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
------------------------------------------
(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that Thomas P. Mac Mahon, chairman and chief executive officer, is scheduled to speak at the Banc of America Securities Health Care Conference in Las Vegas on March 27. The presentation will be webcast live at 1:30 p.m. Pacific Standard Time/4:30 p.m. Eastern Standard Time, with a rebroadcast through April 11, 2001, and may be heard online at www.labcorp.com. To comply with the Securities and Exchange Commission's Regulation FD, the Company is filing this report to update all investors on its outlook.

   At the conference, Mr. Mac Mahon will reiterate Company guidance for 2001, as filed in an 8K on February 14, 2001. Mr. Mac Mahon will state, "We expect revenue growth of 10 percent to 11 percent, with a bad debt rate of 9.7 percent of sales, EBITDA margins of approximately 20.5 percent to 21 percent of sales, and EPS growth of approximately 45 percent to 50 percent.

   The statements in this report which are not historical facts or information may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. Certain of these risks and uncertainties are listed in the Laboratory Corporation of America-registered trademark-Holdings 2000 Form 10-K and subsequent filings.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: March 27, 2001